THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES
Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing of the quarterly report on Form 10-Q for the quarter ended September 30, 2007 (“the Report”) by The Hallwood Group Incorporated (“the Company”), each of the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 14, 2007	/s/ Anthony J. Gumbiner Anthony J. Gumbiner Chief Executive Officer

Dated:	November 14, 2007	/s/ Melvin J. Melle Melvin J. Melle Chief Financial Officer